UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, IL		60606-6303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of stockholders was held on May 26, 2016.

(b) The results of the matters submitted to stockholders were as follows:

1.	Election of Eleven Directors: Our stockholders elected the following eleven directors to serve a one-year term expiring on the date of our 2017 annual meeting of stockholders or until his or her successor has been duly chosen and qualified.

	Shares For	Shares Withheld	Broker Non-Votes
ELIZABETH L. AXELROD	15,715,641	66,705	1,728,507
RICHARD I. BEATTIE	15,285,014	497,332	1,728,507
CLARE M. CHAPMAN	15,715,641	66,705	1,728,507
JOHN A. FAZIO	15,741,884	67,462	1,728,507
MARK FOSTER	15,713,345	69,001	1,728,507
JILL KANIN-LOVERS	15,699,820	82,526	1,728,507
GARY KNELL	15,715,641	66,705	1,728,507
LYLE LOGAN	15,715,641	66,705	1,728,507
WILLEM MESDAG	15,715,641	66,705	1,728,507
V. PAUL UNRUH	15,703,722	78,624	1,728,507
TRACY R. WOLSTENCROFT	15,715,709	66,637	1,728,507

2.	Advisory Vote to Approve Executive Compensation: Our stockholders approved this proposal.

For	15,354,966
Against	423,830
Abstain	3,550
Broker Non-Votes	1,728,507

3.	Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2016: Our stockholders approved this proposal.

For	17,463,471
Against	44,013
Abstain	3,369

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
(Registrant)

Date: May 31, 2016	By:	/s/ Stephen W. Beard
	Name:	Stephen W. Beard
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer